                HOUSEHOLD INTERNATIONAL
    1996 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN


1.  Purpose
    -------
The purpose of the Household International 1996 Long-Term Executive Incentive Compensation Plan (the "Plan") is to further the long-term growth of Household International, Inc. and its subsidiaries ("Household") by strengthening the ability of Household to attract and retain employees of outstanding ability, to provide an effective means for employees to acquire and maintain ownership of Household Common Stock, to motivate such employees to achieve long-range performance goals and objectives, and to provide incentive compensation opportunities competitive with those of other major corporations. Household senior executives, in particular, are charged with enhancing shareholder value and except under extraordinary circumstances, will only receive options under this Plan. The options, if granted, to Household senior executives will comprise a significant portion of their total annual compensation. In addition, the Plan provides for the issuance of options to purchase Household Common Stock to non-employee Directors of Household in order to facilitate ownership of Household Common Stock by Directors and to more fully align the interests of Household's Directors with that of its Common stockholders.


2.  Administration
    --------------
       The Plan shall be administered by the Compensation Committee of Household's Board of Directors (the "Committee"), a committee of the Board appointed from time to time by the Board consisting solely of two or more non-employee directors, each of whom shall be an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder and a "disinterested person" as defined in Rule 16b-3 under Section 16(b) of the Securities Exchange Act of
1934 (the "Exchange Act"). The Committee shall have such powers to administer the Plan as are delegated to it by the Plan and the Board of Directors, including, to the extent permissible under the terms of the Plan, the power to interpret the Plan and any agreements executed thereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of any agreement relating to awards granted pursuant to the Plan, and to make all other determinations necessary or advisable for administering the Plan. Except as required by Rule 16b-3 (or any successor Rule thereto) with respect to grants of awards to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any officer of Household. All decisions made by the Committee, or (unless the Committee has specified an appeal process to the contrary) any other person to whom the Committee has delegated authority pursuant to the provisions hereof, shall be final and binding on all persons.


3.  Grant of Awards; Shares Subject to Plan
    ---------------------------------------
       (a) The Committee may grant any type of award permitted under the terms of the Plan to employees (all such awards in the aggregate being hereinafter referred to as "Awards"). Employees of Household and its subsidiaries may be selected by the Committee for Awards under the Plan. In addition, non-employee Directors of Household will receive options pursuant to the provisions of Section 6.

       (b) The number of shares of Common Stock of Household that may be issued under the Plan is equal to the sum of the number of shares remaining available under the Household International Long-Term Executive Incentive Compensation Plan (the "1984 Plan") plus 4,000,000, all of which shares may be made subject to options. The shares issued pursuant to an Award may consist of authorized and unissued shares of Household's Common Stock, Common Stock held in Household's treasury or Common Stock purchased on the open market. If any Award granted under the Plan or the 1984 Plan shall terminate or lapse for any reason, any shares of Common Stock subject to such Award shall again be available for grant under the Plan. The maximum number of shares or share equivalents that may be granted through an Award to any one participant in one year is 400,000 shares.

       (c) In the event of corporate changes affecting Household's Common Stock, this Plan or Awards granted to employees and options granted to non-employee Directors hereunder (including, without limiting the generality of the foregoing, stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, or other relevant changes in capitalization), appropriate adjustments in price, number and kind of shares of Common Stock or other consideration subject to such Awards or in the terms of such Awards, shall be made so as to prevent dilution or enlargement of rights under the Awards.
In addition, the aggregate number or remaining number or kind of shares which may be issued under the Plan will be adjusted to equitably reflect any such corporate changes.

       (d) The Committee may, in its discretion and subject to such rules as it may adopt, permit an employee to satisfy, in whole or in part, withholding tax obligations incurred in connection with Awards: (i) by electing to have Household withhold shares of Household Common Stock (otherwise deliverable to the employee in connection with an Award) in payment for such withholding tax obligation or (ii) by delivering shares of Household Common Stock owned by such employee in payment for such withholding tax obligation. Any shares of Common Stock surrendered by an employee in full or partial payment of withholding tax obligations must have been held by such employee at least six months prior to the date such shares are surrendered in payment.

       (e) The Committee may provide that any Award to employees under the Plan earn dividend equivalents. Such dividend equivalents may be paid currently or may be credited to a participant's account, including during any deferral period. Any crediting of dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents. However, the payment of dividend equivalents will not be conditioned upon the employee exercising an option.

       (f) Except as may be provided in the agreement for any specific employee Award or otherwise limited in this Plan, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award to an employee.

       (g) To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to employees who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan and
(ii) grant Awards to such employees in accordance with those rules.


4.  Employee Options
    ----------------
       (a) The Committee may grant to employees any type of statutory or non-statutory option to purchase shares of Household Common Stock as is permitted by law at the time the option is granted. The term of the initial grant of each option shall not be more than ten years and one day from the date of grant and may be exercised at the rate set by the Committee or as stated herein; provided, however, that no option shall be exercised less than one year from the date of grant, except as provided herein.
The Committee may, in its discretion, extend the expiration date of certain outstanding employee options, provided no expiration date of any option may exceed fifteen years from the date of the grant of that option.

       (b) The per share purchase price of Household Common Stock which may be acquired pursuant to an employee option shall be at least 100% of the fair market value of one share of Common Stock of Household on the date on which the option is granted. Within this limitation, such price shall be determined by the Committee.

       (c) Payment for shares purchased upon the exercise of an employee option shall be made in cash or, in the discretion of the Committee, in shares of Common Stock of Household valued at the then fair market value of such shares or by a combination of cash and shares of Common Stock. Any shares of Common Stock surrendered by an employee in full or partial payment of the exercise price of an option must have been held by such employee at least six months prior to the date such shares are surrendered in payment.

       (d) The Committee may, in its discretion and subject to such rules as it may adopt, authorize an extension of credit from Household to an employee holding an option granted under this Plan (including an employee who is an officer or director of Household) to assist the employee in exercising the option. Household may extend or guarantee loans under this provision. Loans extended under the Plan will bear interest at a variable rate that is adjusted annually to equal the greater of the average annual rate for three-year U.S. Treasury notes for the calendar year immediately preceding the year in which the adjustment is to be made and the applicable rate in effect under
Section 1274(d) of the Internal Revenue Code on the day the loan is made. Payment terms will be established by the Committee and may or may not require periodic payments of interest and/or principal. The term of loans will be established by the Committee, as well as provisions governing the acceleration of maturity upon termination of employment or default. Loans financed or guaranteed by Household will be secured by retention of the issued stock certificates by Household and execution of an agreement with respect to such shares. To the extent necessary to satisfy the provisions of Regulation G or another similar regulatory restriction, other security may be required by the Committee.


5.  Transfer of Employee Options; Exercise of Employee Options
    Following Termination of Employment
    ----------------------------------------------------------
       (a) Options may be exercised only by the employee and shall not be transferable other than by will or the laws of descent and distribution. These restrictions on transferability shall not apply to the extent (i) such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 of the Exchange Act, or any successor Rule, (ii) the

Committee has established rules concerning the transferability of employee options and (iii) the agreement relating to an Award so specifies or the holder has received notice from the Office of the Secretary of Household that such restrictions are no longer applicable. If the holder of an option shall cease to be an employee of Household or a subsidiary, and unless otherwise provided by the Committee, all rights under such option shall immediately terminate, except:

             (i) in the event of termination of employment of a holder to which Section 11(b) hereof applies, or of a holder who is retirement-eligible under the terms of a pension plan of Household or a subsidiary, the option may be exercised within five years of the date of termination of employment or as otherwise provided in the agreement for the Award;

             (ii) in the event of termination of employment due to permanent and total disability, and the holder is not retirement-eligible under the terms of a pension plan of Household or a subsidiary, the option may be exercised within twelve months following the date of such termination of employment or as otherwise provided in the agreement for the Award;

             (iii) in the event of death during employment, the option may be exercised by the executor, administrator, or other personal representative of the holder within five years succeeding death if such holder was retirement-eligible under the terms of a pension plan of Household or a subsidiary, or twelve months if such holder was not retirement-eligible under the terms of a pension plan of Household or a subsidiary or as otherwise provided in the agreement for the Award;

             (iv) except in the event an employee is terminated for cause, following termination of employment other than as set forth in subsections (i), (ii) or (iii) above, the option may be exercised within three months following the date of termination, or prior to the expiration of the option, whichever period is shorter; or

             (v) in the event of death of a holder of an option following termination of employment, the option may be exercised by the executor, administrator, or other personal representative of the holder, notwithstanding the time period specified in (i), (ii), (iii) or (iv) above, within
       a) twelve months following death or b) the remainder of the period in which the holder was entitled to exercise the option, whichever period is longer.

       If the Committee determines that the termination is for cause, the option will not under any circumstances be exercisable following termination of employment.

       (b) An option may not be exercised pursuant to this Section after the expiration of the term of such option and may be exercised only to the extent that the holder was entitled to exercise such option on the date of termination of employment.


6.  Non-Employee Director Options
    -----------------------------
       (a) Each non-employee Director of Household will be granted an option for 1,500 shares of Household Common Stock on the date of each Annual Meeting of Stockholders at which such Director is elected to the Board of Directors, beginning with the 1997 Annual Meeting of Stockholders. The Committee will have no discretion to select which non-employee Directors will be granted options or to determine the number of option shares, price, vesting schedule or any other term of the options granted to non-employee Directors. All options granted to non-employee Directors will be non-qualified stock options.

       (b) The per share purchase price of Common Stock which may be acquired pursuant to a non-employee Director option shall be 100% of the fair market value of one share of Common Stock on the date the option is granted. For purposes of establishing the fair market value of Household's Common Stock on any day under
Section 6 of this Plan, such value shall be the average of the highest and lowest sales prices per share of the Common Stock as reported in the NYSE-Composite Transactions in The Wall Street Journal for such date. However, if the NYSE is not open for trading on a given day, the fair market value will be the average of the highest and lowest sales prices per share on the next succeeding business day.

       (c) Subject to Section 11 of this Plan, each option granted to a non-employee Director vests and shall be fully exercisable beginning six months from the date the option was granted. Each such option expires ten years and one day from the date of the grant. However, if a non-employee Director ceases to be a Director of Household, outstanding vested options are exercisable as follows:

             (i) in the event service on the Board of Directors terminates due to permanent and total disability, outstanding options may be exercised within twelve months following the date such service terminates or prior to the expiration of the outstanding options, whichever period is shorter;

             (ii) in the event of death of a non-employee Director whether during service as a Director of Household or after ceasing such service, outstanding options may be exercised by the executor, administrator, or other personal representative of such Director within twelve months after the death of the Director or prior to the expiration of the outstanding options, whichever period is longer;

             (iii) in the event a non-employee Director's service on the Board of Directors terminates because such Director has reached the mandatory retirement age of 70 (or age 72 if a Director was serving on the Board as of January 1, 1989) or if a non-employee Director retires from the Board prior to reaching the mandatory retirement age but after having served on the Board of Directors continuously for at least fifteen years, outstanding options may be exercised at any time prior to the expiration of the outstanding options; and

             (iv) in the event service on the Board of Directors terminates other than as set forth in subsections (i),
       (ii) or (iii) above, outstanding options may be exercised within three months following the date such service terminates or prior to the expiration of the outstanding options, whichever period is shorter.

       (d) Payment for shares purchased upon exercise of a non-employee Director option shall be made in cash, in shares of Household Common Stock valued at the then fair market value of such shares or by a combination of cash and shares of Common Stock. Any shares of Common Stock surrendered in full or partial payment of the exercise price of an option must have been held by such Director at least six months prior to the date such shares are surrendered in payment.

       A non-employee Director may also satisfy, in whole or in part, income tax obligations incurred in connection with the exercise of an option by (i) electing to have Household withhold shares of Common Stock (otherwise deliverable to the Director in connection with the exercise of an option) in payment for such income tax obligation or (ii) by delivering shares of Household Common Stock owned by such Director in payment for such income tax obligation. Any shares of Common Stock surrendered in full or partial payment of income tax obligations must have been held by such Director at least six months prior to the date such shares are surrendered.

       (e) Non-employee Director options are not transferable other than by will and the laws of descent and distribution.


7.  Restricted Stock Rights
    -----------------------
       (a) Upon such terms as it deems appropriate, the Committee from time to time may grant Restricted Stock Rights ("RSRs") to any employee selected by the Committee, which entitle such employee to receive a stated number of shares of Common Stock of Household. The RSRs are subject to forfeiture if the employee fails to remain continuously employed by Household or any subsidiary for the period(s) stipulated by the Committee (each, a "Restricted Period").

       (b) RSRs shall be subject to the following restrictions and limitations: (i) the RSRs may not be transferred except by will or the laws of descent and distribution; and (ii) except as otherwise provided in Paragraphs (d) and (e) of this Section 7, an RSR and the shares subject to an RSR shall be forfeited and all rights of a holder of an RSR shall terminate without any payment of consideration by Household if such employee fails to remain continuously employed by Household or any subsidiary for the Restricted Period. A holder of an RSR shall remain continuously employed if such holder leaves the employ of Household or any subsidiary for immediate reemployment with Household or any subsidiary.

       (c)  Other than as may be specified pursuant to
Section 3(e), the holder of an RSR shall not be entitled to any of the rights of a holder of the Common Stock with respect to the shares subject to such RSR prior to the issuance of such shares pursuant to the Plan.

       (d) The Committee in its sole discretion may accelerate the payment of Household Common Stock under an RSR prior to the termination of the Restricted Period if the holder of an RSR has achieved certain performance levels established by the Committee at the time an RSR is granted. The Committee in its sole judgment may revise such performance levels as it deems appropriate to reflect significant, unforeseen events or changes.

       (e) In the event that the employment of a holder of an RSR terminates by reason of death or permanent and total disability or as a result of Section 11(b) hereof, such holder shall be entitled to receive the number of shares subject to the RSR multiplied by a fraction (x) the numerator of which shall be the number of full months between the date of grant of each such RSR and the date of such termination of employment, and (y) the denominator of which shall be the number of full months in the respective Restricted Period; provided, however, no fractional share shall be awarded. A holder of an RSR whose employment terminates for reasons other than those listed in this paragraph will forfeit all rights under any outstanding RSR. This automatic forfeiture may be waived in whole or in part by the Committee in its sole discretion.

       (f) When a holder shall be entitled to receive shares pursuant to an RSR, Household shall issue the appropriate number of shares registered in the name of the holder.

8.  Other Stock-Based Awards
    ------------------------
       The Committee may make awards of unrestricted shares of Household Common Stock to eligible employees in recognition of outstanding achievements.


9.  Forfeiture
    ----------
       If it is determined that an employee or former employee, while employed by Household or any subsidiary or otherwise associated with Household or any subsidiary as a consultant, advisor or in another similar capacity, engaged at any time in any activity in competition with any activity of Household or any subsidiary or inimical, contrary or harmful to the interests of Household or any subsidiary including, but not limited to:
(i) conduct related to the participant's position for which either criminal or civil penalties against the participant may be sought, (ii) violation of Household policies, notwithstanding Household's decision or inability to, or not to, terminate the participant for such violation, (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of Household or any subsidiary, including employing or recruiting any present employee of Household or any subsidiary for such competitor, (iv) disclosing or misusing any confidential information or material concerning Household or any subsidiary, or (v) participating in a hostile takeover attempt of Household, then the Committee, in its sole discretion, may cancel any unexpired or unpaid Award at any time.


10.  Amendment and Termination of the Plan
     -------------------------------------
       This Plan will expire on May 8, 2006. However, the Board of Directors may terminate the Plan at any time except as provided in Section 11(d), but such termination shall not affect Awards previously granted under the Plan. During the Plan term, the Committee may amend the Plan or any Award granted to an employee under the Plan at any time, except (i) the Plan may not be amended or terminated in the circumstances set forth in
Section 11(d), (ii) the Committee may not, without shareholder approval, and except as permitted by Section 3(c), increase the number of shares of Common Stock of Household which may be issued pursuant to the Plan, change the purchase price of an Option, and
(iii) the Committee may not make any other amendment to the Plan which is required by law to be approved by the shareholders of Household.

       Notwithstanding the preceding paragraph, the provisions of
Section 6 of the Plan relating to non-employee Directors may not be amended more than once every six months, except to comply with changes to the Code or the rules and regulations thereunder.


11.  Change in Control
     -----------------
       (a) In order to protect participants in the Plan who have outstanding Awards in the event there is a "Change in Control" (as defined below), (i) all outstanding Options will immediately vest and will become fully exercisable and (ii) as to any other Awards to employees, the Committee, in its sole discretion (notwithstanding any contrary provision in Section 3(f)), may:

             (i) accelerate the time periods for exercising or realizing any Awards, notwithstanding any minimum holding or restricted periods set forth in the Plan or established by the Committee at the time of the grant of the Award;

             (ii) provide for the purchase by Household of any Awards in cash equal to the amount that could have been received upon the exercise or realization of such Awards had the Awards been currently exercisable or payable on the day before said cash payment is made;

             (iii) make such adjustments, including the granting of additional Awards, to any outstanding Award as the Committee deems appropriate to reflect the Change in Control; and

             (iv) cause outstanding Awards to be assumed, or new rights of equal value to be substituted therefor, by any corporation that is the successor to Household.

       (b) Any employee whose position with Household or any of its subsidiaries is "Materially Changed" (as defined below) within twenty-four (24) months after a Change in Control shall be deemed to be involuntary terminated without "cause" (as defined below) from Household and be entitled to exercise or receive the payment of Awards previously granted to the employee that were outstanding immediately prior to the event causing such termination or were awarded subsequent to the event causing such termination, in each case, in accordance with Sections 5(a)(i) or 7(e) of the Plan, without any action by the Committee or Board of Directors.

       (c) For purposes of this Section and to determine the rights of any participant who has an outstanding Award, the term:

             (i)  "Change in Control" means:

                    (1)    any individual, firm, corporation or
                           other entity (including any successor
                           of such entity) other than: (x) a
                           trustee or other fiduciary of securities held under an employee benefit plan of Household, or (y) Household or any subsidiary thereof becomes a beneficial owner, directly or indirectly, of common stock of Household representing ten percent (10%) or more of the total voting power of Household's then outstanding Common Stock and Household acquires actual knowledge thereof;

                    (2)    a tender offer is made for thirty
                           percent (30%) or more of the common
                           stock of Household, which tender offer
                           has not been approved by the Board of
                           Directors of Household; or

                    (3)    a solicitation subject to Rule 14a-11
                           under the Exchange Act (or any successor
                           Rule) relating to the election or
                           removal of 50% or more of the Board of
                           Directors is made by any person other
                           than Household or less than 50% of the
                           members of the Household Board of
                           Directors are "Continuing Directors" (as defined below).

                           Notwithstanding subsection (c)(i)(1)
                           above, if the Board of Directors of
                           Household determines in good faith that
                           a person who has met the foregoing
                           definition has done so inadvertently,
                           and such person divests as promptly
                           promptly as practicable a sufficient
                           number of shares to be below the noted
                           threshold, then such person, in regard
                           to that event, shall not trigger a
                           "Change in Control" for purposes of the
                           Plan.

             (ii) "Materially Changed" means the occurrence of one or more of the following events:

                    (1) the termination of the employee, without cause, and other than by reason of death, permanent and total disability or retirement under the terms of a pension plan of Household or any subsidiary;

                    (2) the employee was assigned to a position of lesser rank or status;

                    (3)    the employee's annual target bonus or
                           targeted performance unit awards were
                           reduced and compensation equivalent in
                           aggregate value was not substituted;

                    (4)    the employee's annual salary was
                           reduced;

                    (5)    the employee's benefits under the
                           Household Retirement Income Plan or any
                           successor tax qualified defined benefit
                           plan were reduced for reasons other than to maintain its tax qualified status and such reductions were not supplemented in the Household Supplemental Retirement Income Plan ("HSRIP"); or the employee's benefits under HSRIP, if applicable, were reduced;

                    (6)    the employee's other benefits or
                           perquisites were reduced and such
                           reductions were not uniformally applied
                           with respect to all similarly situated
                           employees; or

                    (7)    the employee was reassigned to a
                           geographical area outside of the
                           metropolitan area in which the employee
                           was assigned at the time of the Change
                           in Control.

             (iii)  "cause" means willful and deliberate
       misconduct, which is detrimental in a significant way to the interests of Household or any subsidiary thereof;

             (iv) "Continuing Director" means a director of Household who either (i) was a Director of Household on May 8, 1996, or (ii) is an individual whose election, or nomination for election, as a Director of Household was approved by a vote of at least two-thirds of the Directors then still in office who were Continuing Directors other than an individual whose initial assumption of office is in connection with an active or threatened election contest relating to the election of Directors of Household which would be subject to Rule 14a-11 under the Exchange Act (or any successor Rule).

       (d) Notwithstanding anything set forth in Section 11 hereof, with the occurrence of a Change in Control the Plan may not be amended or terminated by the Committee, the Board of Directors or the stockholders of Household.

12.  Miscellaneous
     -------------
       (a) The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments or deliveries of shares of Household Common Stock not yet made to a participant by Household, nothing contained herein shall give any rights to a participant that are greater than those of a general creditor of Household. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Household Common Stock or payments hereunder consistent with the foregoing.

       (b) With respect to participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee or its designee fails to so comply, it shall be deemed null and void.

       (c) This Plan and each agreement with respect to an Award shall be construed and administered in accordance with the laws of the State of Delaware without giving effect to principles relating to conflict of laws.

       (d) Neither the adoption of the Plan nor any Award granted hereunder shall confer upon any participant any right to continued employment or service with Household or any subsidiary thereof, nor shall the Plan or any Award interfere in any way with the right of Household or a subsidiary to terminate the employment or relationship of any of the participants at any time.

U:\LAW\EDGAR\96PLAN.AS1 (effective 5/8/96)